Exhibit 99.4
IRREVOCABLE PROXY
     This proxy (this “Proxy”) is granted pursuant to Section 7.12(c) of the Recapitalization and Distribution Agreement, dated as of June 1, 2008 (the “Agreement”), by and between MetLife, Inc., a Delaware corporation (“MetLife”), and Reinsurance Group of America, Incorporated, a Missouri corporation, or its successor(s) (“RGA”). For the purposes of this Proxy, capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Agreement.
     Subject to the terms and conditions of this Proxy, the undersigned shareholders (each, a “Shareholder” and collectively, the “Shareholders”) of RGA each hereby (i) irrevocably grant to, and appoint, each of RGA and its President and its Secretary, and any person designated in writing by any of them, or each of them individually, such Shareholder’s sole and exclusive proxies, attorneys-in-fact and agents (with full power of substitution and resubstitution), for and in the name, place and stead of such Shareholder, to vote, or grant a consent or approval in respect of, all shares of Recently Acquired Stock both (A) registered in the name of such Shareholder and (B) over which such Shareholder has voting control (including, for the avoidance of doubt, without limitation, with respect to any shares held in "street name"), in accordance with the terms of this Proxy and (ii) revoke any and all proxies heretofore given in respect of the Recently Acquired Stock. PURSUANT TO THE AGREEMENT, AND IN CONSIDERATION OF THE MATTERS CONTEMPLATED THEREBY AND OTHER GOOD AND VALUABLE CONSIDERATION, SHAREHOLDERS HEREBY FURTHER AFFIRM THAT THE IRREVOCABLE PROXY SET FORTH IN THIS PROXY IS COUPLED WITH AN INTEREST SUFFICIENT IN LAW TO SUPPORT A POWER OF ATTORNEY AND, EXCEPT UNDER THE CIRCUMSTANCES SET FORTH HEREIN, MAY NOT BE REVOKED. Without limiting the generality of the foregoing, but subject to the terms and conditions of this Proxy, this Proxy is executed and intended to be irrevocable in accordance with the provisions of Section 351.245 of the General and Business Corporation Law of the State of Missouri and shall not be terminable by operation of law, dissolution or bankruptcy of any of the undersigned or for any other reason, other than for the reasons set forth in this Proxy.
     Shareholders hereby affirm that the irrevocable proxy set forth in this Proxy is given to secure the performance of the duties of Shareholders under the Agreement to vote: (i) in any election of the members of the RGA Board of Directors, in proportion to the votes cast by the other holders of RGA Class A Common Stock; and (ii) in all other matters, in proportion to the votes cast by the other holders of RGA Class A Common Stock and RGA Class B Common Stock, taken together as a whole; provided that (A) the irrevocable proxy set forth in this Proxy shall automatically be revoked and terminated as to a particular share of Recently Acquired Stock upon any sale or transfer of such share from MetLife or any of its Subsidiaries or Affiliates to a Person other than MetLife or any of its Subsidiaries; and (B) nothing in Section 7.12(c) of the Agreement or this Proxy shall limit or prohibit any such sale or transfer, free and clear of any Lien or any other encumbrance.
     The attorneys-in-fact and proxies named above or pursuant hereto are hereby authorized and empowered by the undersigned at any time after the date hereof to act as the undersigned’s attorney-in-fact and proxy to vote the shares of Recently Acquired Stock and to exercise all voting, consent and similar rights of the undersigned with respect to the shares of Recently Acquired Stock (including, without limitation, the power to execute and deliver written consents), at every annual, special, adjourned or postponed meeting of the shareholders of RGA and in every written consent in lieu of such a meeting in the manner set forth herein and as required by Section 7.12(c) of the Agreement. Each of the Shareholders agrees to perform such further acts and execute such further instruments as may be reasonably necessary to vest in RGA the power to carry out and give effect to the provisions of Section 7.12 of the Agreement.
     The invalidity or unenforceability of any provision of this Proxy shall not affect the validity or enforceability of any other provision. To the extent (if any) any provision hereof is deemed to be invalid or unenforceable by its scope but may be made valid or enforceable by limitations thereon, the undersigned intends that this Proxy shall be valid and enforceable to the fullest extent permitted by law.
     This Proxy shall be valid and in full force and effect for so long as any Shareholder owns or controls any Recently Acquired Stock, or, if such term shall be found by a court of competent jurisdiction to be invalid, void or unenforceable, for the longer of (x) not less than 60 months from the date hereof and (y) the longest term permitted by law, provided, that this Proxy shall automatically be revoked and terminate as to a particular share of Recently Acquired Stock upon any sale or transfer of such share from MetLife or any of its Subsidiaries or Affiliates to a Person other than MetLife or any of its Subsidiaries.
     Each of the Shareholders represents that: (i) this Proxy has been duly executed and delivered by such Shareholder and constitutes the legal, valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent transfer or similar laws now or hereinafter in effect relating to or affecting creditors’ rights generally and by general principles of equity; and (ii) it has full power and authority to execute and deliver this Proxy; and (iii) except as provided hereto, it has not (a) granted any proxy, power-of-attorney or other authorization or interest with respect to any of such shares of Recently Acquired Stock, (b) deposited any of such shares into a voting trust or (c) entered into any voting agreement or other arrangement with respect to the voting of any of such shares.
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     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.
Dated: September 12, 2008

METLIFE, INC.
By:	/s/ Joseph J. Prochaska, Jr.
	Name:	Joseph J. Prochaska, Jr.
	Title:	Executive Vice President and Chief Accounting Officer

METROPOLITAN LIFE INSURANCE COMPANY
By:	/s/ Joseph J. Prochaska, Jr.
	Name:	Joseph J. Prochaska, Jr.
	Title:	Executive Vice President and Chief Accounting Officer

GENAMERICA FINANCIAL, LLC
By:	Metropolitan Life Insurance Company, its Manager

By:	/s/ Joseph J. Prochaska, Jr.
	Name:	Joseph J. Prochaska, Jr.
	Title:	Executive Vice President and Chief Accounting Officer

GENERAL AMERICAN LIFE INSURANCE COMPANY
By:	/s/ Joseph J. Prochaska, Jr.
	Name:	Joseph J. Prochaska, Jr.
	Title:	Executive Vice President and Chief Accounting Officer